                                  IRREVOCABLE PROXY

                              EUROPA CRUISES CORPORATION


Number of Shares                                                Class and Series
----------------                                                ----------------
400,000                              Series S 8% PIK Convertible Preferred--Each
                                         share convertible into one common share


    The undersigned, as record holder of the shares of stock of EUROPA CRUISES CORPORATION, a Delaware corporation, described above, revokes any previous proxies and irrevocably appoint Jack Jevne, Trustee of the MAMMOTH CONSTRUCTION COMPANY INC. RETIREMENT TRUST UNDER PLAN DTD 2-1-89, as the undersigned's proxy to attend all shareholders' meetings and to vote, execute consents and otherwise represent those shares in the same manner and with the same effect as if the undersigned were personally present until May 31, 2007. The proxy holder will have full power of substitution and revocation

    This proxy is irrevocable, is coupled with an interest and is made pursuant to an Option Grant Agreement dated May 31, 1997, in which the shares described above have been optioned to the Mammoth Construction Company Inc. Retirement Trust under plan DTD 2-1-89 and this proxy is given as part of that option.


Dated May 31, 1997


                                    /s/
                              ---------------------------------------
                             Peter E. Desjardins, President
                             Avalon Investment S.A.

                              EUROPA CRUISES CORPORATION

                             STOCK OPTION GRANT AGREEMENT


    This Stock Option Grant Agreement (the "Agreement") is entered into as of May 31, 1997, and is by and between Avalon Investment S.A. ("Optionor") and Mammoth Construction Company, Inc. Retirement Trust under plan DTD 2-1-89 ("Optionee").

                                   R E C I T A L S

A. For a consideration of an exercise price of $3.00 U.S. per share, plus a 50-50 share in any profit realized by optionee above $3.00 U. S. per share for the life of the option, the Optionor desires to grant to the Optionee options to acquire 400,000 shares of Series S 8% PIK Convertible Preferred Stock (the "Stock") of Europa Cruises Corporation.

                                      AGREEMENT

    In consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Optionor and the Optionee hereby agree as follows:

    1. GRANT OF OPTIONS. The Optionor hereby grants to the Optionee options (the "Options") to acquire an aggregate of 400,000 shares of Series S 8% PIK Convertible Preferred Stock at an exercise price of $3.00 U.S. per share (the "Exercise Price"), subject to adjustment as provided herein. Except as otherwise provided herein all Options granted hereunder shall expire on the tenth anniversary of the date hereof and no Options may be exercised after such date. In connection with the grant of the Options, the Optionor concurrently herewith is executing an irrevocable Proxy to Jack Jevne, Trustee of Mammoth Construction Company, Inc. Retirement Trust under plan DTD 2-1-89 to vote the Stock. The Optionor represents that it has good and valid title to the Stock, free and clear of any liens, encumbrances and/or restrictions.

    2.   EXERCISABILITY OF OPTIONS

    The Options shall be exercisable in whole or in part at any time from and after the date hereof.

    3. EXERCISE OF OPTIONS. In order to exercise the Options, the Optionee shall, from time to time, give written notice to the Optionor specifying the number of shares of Stock to be purchased pursuant to such exercise of Options. Such notice shall be accompanied by payment of the Exercise Price as provided in Paragraph 4 hereof.

    4. PAYMENT OF EXERCISE PRICE. The Exercise Price shall be paid to the Optionor at the time of delivery of notice of exercise of the Options in cash (by check, money order or wire transfer).

    5. LEGEND ON STOCK. The parties hereto agree that the Stock will at all times carry and be encumbered by the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION AGREEMENT IN FAVOR OF JACK JEVNE, TRUSTEE OF THE MAMMOTH CONSTRUCTION COMPANY, INC. RETIREMENT TRUST UNDER PLAN DTD 2- 1-89 WHICH ENABLES SUCH OPTIONEE TO PURCHASE ANY OR ALL OF THE SHARES REPRESENTED BY THIS CERTIFICATE AT ANY TIME ON OR BEFORE MAY 31, 2007. SUCH OPTION AGREEMENT PROVIDES THAT THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN ANY WAY (WHETHER BY OPERATION OF LAW OR OTHERWISE) UNTIL THE EARLIER OF THE EXERCISE OF THE OPTION WITH RESPECT TO SHARES REPRESENTED BY THIS CERTIFICATE OR MAY 31, 2007. SUCH OPTIONEE HAS ALSO BEEN GRANTED AN IRREVOCABLE PROXY TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE.

The parties hereto agree to advise the transfer agent for the Stock of the foregoing and that the Stock may not be transferred.

    6.   TRANSFERABILITY OF OPTIONS; NON-TRANSFERABILITY OF STOCK.   The
Options granted hereunder may be transferred, assigned, pledged or hypothecated. The Stock may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) unless and until either the earlier of the execution of the Option or, with respect to Stock as to which the Options are exercised, upon such exercise.

    7. ADJUSTMENTS IN EVENT OF CHANGES IN STOCK. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Stock, the number and class of shares or other consideration which thereafter may be acquired upon exercise of the Options, the Exercise Price, and any other terms of this Agreement which require adjustment (including, without limitation, relating to the Stock or other securities, cash or other consideration which mat be acquired upon exercise of the Options) shall be appropriately adjusted consistent with such change.

    8.   NOTICES.   All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, delivered by reputable overnight courier, or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address as a party may specify by notice given pursuant to this Section):

         If to the Optionor

                        Avalon Investments S.A.
                        c/o Peter E. Desjardins
                        1301 Arbift Tower, P.O. Box 5725
                        Dubai, United Arab Emirates

         If to the Optionee

                        Mammoth Construction Company, Inc. Retirement Trust Jack Jevne
                        1254 East Valley Road
                        Santa Barbara, CA 93108

and such notice or communications shall be deemed to have been given when delivered personally, one day after being deposited with an overnight courier, or three days after being mailed (with the first day of this three day period being the day following mailing).

    9. COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

    10. GOVERNING LAWS. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California, without regard to choice of law principles. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California located in Santa Barbara County, CaLifornia and the U.S. District Court located in and for the Central District of California (the "California Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in California Courts, waives any objections to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim in any California Court that such litigation has been brought in an inconvenient forum. The prevailing party in such litigation shall be entitled to attorneys' fees and costs.

    11. AMENDMENT. Except as provided herein, this Agreement may be amended, modified, or supplemented only by a writing signed by the Optionor and the Optionee.

    12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors of the Optionor and any authorized successors and assigns of the Optionee.

    The undersigned have caused this Agreement to be executed as of the date first above written.

         OPTIONOR                  /s/
                             ------------------------------------
                             Peter E. Desjardins, President
                             Avalon Investments S.A.



         OPTIONEE                 /s/
                             ------------------------------------
                             Jack Jevne
                             Mammoth Construction Company, Inc. Retirement
                             Trust




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